UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2002

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24699	62-1742957

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer

Identification No.)

200 Talcott Avenue South, Watertown, Massachusetts	02472

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

     On May 17, 2002, the Audit Committee of the Board of Directors of Bright Horizons Family Solutions, Inc. (the “Company”) dismissed its independent auditors, Arthur Andersen LLP (“Andersen”), and engaged the services of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2002. The Audit Committee of the Board of Directors is responsible for the selection and replacement of the Company’s independent auditing firm. The decision to change auditors is not a reflection of Andersen’s capabilities, commitment or quality of service to the Company. During its term as the Company’s auditor, the Andersen team exhibited the highest degree of professionalism and quality of service.

     Andersen’s reports on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 23, 2002, stating its agreement with such statements.

     During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(c)  Exhibits:

(16)	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

By:	/s/ Elizabeth J. Boland

Name:	Elizabeth J. Boland

Title:	Chief Financial Officer

Date: May 23, 2002

EXHIBIT INDEX

No.	Exhibit

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002